UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

A customized version of the following email was sent to Solectron employees on August 21, 2007.
PROXYVOTE.COM
You received this e-mail because our records show that (1) you are an employee of SOLECTRON CORPORATION who has regular access to the company’s e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive SOLECTRON CORPORATION communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com.
This is a NOTIFICATION of the:
2007 SOLECTRON CORPORATION Special Meeting of Stockholders.
RECORD DATE: August 6, 2007
MEETING DATE: September 27, 2007
CUSIP NUMBER: 834182107
This e-mail represents all shares in the following account(s):
NAME

SOLECTRON CORPORATION 123,456,789,012.00000
SOLECTRON CORPORATION 123,456,789,012.00000
SOLECTRON CORPORATION-RESTRICTED 123,456,789,012.00000
SOLECTRON CORPORATION 123,456,789,012.00000
SOLECTRON CORPORATION 123,456,789,012.00000
SOLECTRON CORPORATION 123,456,789,012.00000
SOLECTRON CORPORATION COMMON 123,456,789,012.00000
CONTROL NUMBER: 012345678901
You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site. http://www.proxyvote.com/0012345678901
Note: If your e-mail software supports it, you can simply click on the above link.
To access ProxyVote.com, you will need your four digit PIN:
- If you are an employee of SOLECTRON CORPORATION, your PIN is the last four digits of your Social Security number.
- If you are a stockholder who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.
- If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com
Internet voting is accepted up to 11:59 p.m. (ET) on September 26, 2007.
To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:
http://www.adobe.com/products/acrobat/readstep2.html
The relevant supporting documentations can also be found at the following Internet site(s):
http://www.solectron.com/about/ar2006.shtml
SOLECTRON CORPORATION employees who wish to receive hard copies of these materials may send an email to debramendez@solectron.com
If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com
Your InvestorDelivery Enrollment Number is: M012345678901
There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
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Additional Information and Where to Find it:
     On August 7, 2007, Flextronics filed a Registration Statement on Form S-4/A (SEC File No. 333-14486) with the SEC that contains a definitive Joint Proxy Statement/Prospectus. Before making any voting or investment decision with respect to the proposed merger, investors and security holders are urged to read carefully the Registration Statement and the definitive Joint Proxy Statement/Prospectus and related materials, because they contain important information about Flextronics, Solectron and the proposed merger. Documents filed with the SEC, including the preliminary Joint Proxy Statement/Prospectus, the definitive Joint Proxy Statement/Prospectus, when it is made available, and other relevant materials, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of any documents that Flextronics and Solectron have filed with the SEC by directing a written request to:

For information relating to Flextronics:	For information relating to Solectron:

Flextronics International Ltd.	Solectron Corporation
2090 Fortune Drive	847 Gibraltar Drive
San Jose, CA 95131	Milpitas, CA 95035
Attention: Investor Relations	Attention: Investor Relations
     Participants in the Solicitation:
     Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the definitive Joint Proxy Statement/Prospectus referred to above. This document is available free of charge at the SEC’s website (www.sec.gov) or by contacting Flextronics and Solectron at their respective addresses listed above.